Exhibit 99.1

TOBIRA THERAPEUTICS, INC.

Index to Unaudited Interim Financial Statements

Condensed Balance Sheets	2
Condensed Statements of Operations and Comprehensive Loss	3
Condensed Statements of Cash Flows	4
Notes to Condensed Financial Statements	5

TOBIRA THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2015	December 31, 2014
	(Unaudited)	(Note 2)
Assets
Current assets:
Cash and cash equivalents	$13,177	$6,178
Prepaid expenses and other current assets	288	1,013

Total current assets	13,465	7,191
Property and equipment, net	466	474
Restricted cash	334	334
Other assets	329	347

Total assets	$14,594	$8,346

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$1,788	$1,887
Accrued expenses and other liabilities	8,453	6,503
Capital lease obligation	23	21
Deferred rent	55	57
Term loan	1,066	—
Convertible notes, related party	35,944	29,770
Convertible notes	7,000	—

Total current liabilities	54,329	38,238
Capital lease obligations	33	40
Deferred rent	211	219
Term loan	13,799	14,789
Preferred stock warrant liabilities	424	2,460

Total liabilities	68,796	55,746

Commitments and contingencies

Series A, noncumulative convertible preferred stock, par value $0.0001; 1,043,011 shares authorized at March 31, 2015 and December 31, 2014; 994,866 issued and outstanding at March 31, 2015 and December 31, 2014; liquidation value of $31,000 at March 31, 2015 and December 31, 2014	30,908	30,908
Series B, noncumulative convertible preferred stock, par value $0.0001; 5,133,477 shares authorized at March 31, 2015 and December 31, 2014; 2,151,722 issued and outstanding at March 31, 2015 and December 31, 2014; liquidation value of $54,600 at March 31, 2015 and December 31, 2014	31,074	31,074
Stockholders’ deficit:
Common stock, par value $0.0001; 8,456,867 shares authorized at March 31, 2015 and December 31, 2014; 282,157 shares issued and outstanding at March 31, 2015 and December 31, 2014	—	—
Additional paid-in capital	4,608	4,378
Accumulated other comprehensive income (loss)	—	—
Accumulated deficit	(120,792)	(113,760)

Total stockholders’ deficit	(116,184)	(109,382)

Total liabilities, convertible preferred stock and stockholders’ deficit	$14,594	$8,346

See accompanying notes to unaudited condensed financial statements.

TOBIRA THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014
Operating expenses
Research and development	$5,671	$1,669
General and administrative	2,152	869

Total operating expenses	7,823	2,538

Loss from operations	(7,823)	(2,538)
Other income (expense), net
Interest expense	(1,245)	(1,015)
Change in fair value of preferred stock warrant liabilities	2,036	723

Loss before income tax expense	(7,032)	(2,830)
Income tax expense	—	—

Net loss and comprehensive loss	$(7,032)	$(2,830)

Net loss per share, basic and diluted	$(24.92)	$(10.03)

Weighted-average common shares outstanding, basic and diluted	282,157	282,157

See accompanying notes to unaudited condensed financial statements.

TOBIRA THERAPEUTICS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2015	2014
Operating activities
Net loss	$(7,032)	$(2,830)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	30	4
Stock-based compensation	230	144
Amortization of debt discount	226	187
Change in fair value of preferred stock warrant liabilities	(2,036)	(723)
Noncash interest expense on convertible notes	721	480
Amortization of beneficial conversion feature	24	325
Amortization of debt issuance costs	11	—
Change in assets and liabilities:
Prepaid expenses and other assets	769	(50)
Accounts payable and accrued expenses	1,093	660
Deferred rent	(10)	—

Net cash used in operating activities	(5,974)	(1,803)

Investing activities
Purchase of property and equipment	(22)	(12)

Net cash used in investing activities	(22)	(12)

Financing activities
Proceeds from convertible notes	13,000	8,000
Payments on term loan	—	(500)
Payments on capital lease obligations	(5)	—

Net cash provided by financing activities	12,995	7,500

Net increase in cash and cash equivalents	6,999	5,685
Cash and cash equivalents at beginning of period	6,178	4,088

Cash and cash equivalents at end of period	$13,177	$9,773

Supplemental disclosure of cash flow information
Cash paid for interest	$262	$25

Noncash activities:
Accrued financing costs	$38	$—

Issuance of warrants — term loan and convertible notes, related party	$—	$619

Reclassification of stock award liability from equity upon modification	$—	$399

Accrued deferred initial public offering costs	$—	$449

See accompanying notes to unaudited condensed financial statements.

TOBIRA THERAPEUTICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

1.	DESCRIPTION OF BUSINESS

Tobira Therapeutics, Inc. (the Company) was incorporated in the State of Delaware on September 11, 2006 (inception), and is headquartered in South San Francisco, California. The Company is a clinical-stage biopharmaceutical company focused on the development and commercialization of innovative therapeutics to treat liver disease, human immunodeficiency virus, or HIV-1, fibrosis, and inflammation. Its lead product candidate, cenicriviroc, or CVC, is a proprietary immunomodulator that may be used to treat a number of diseases, including NASH, kidney fibrosis, HIV-1 and others. Since inception, the Company has been engaged in development activities, including devoting substantially all of its efforts to conducting research, product development, recruiting personnel, establishing office facilities and obtaining financing. The Company has not generated any revenues from its planned principal operations and has incurred operating losses through March 31, 2015.

Liquidity and Financial Condition

The Company has experienced recurring net losses and negative cash flows from operating activities since its inception. The Company recorded a net loss of $7.0 million for the three months ended March 31, 2015. As of March 31, 2015, the Company had a working capital deficit of $40.9 million and an accumulated deficit of $120.8 million. We currently estimate that we have sufficient cash resources to meet our anticipated cash needs through at least the next 12 months based on cash and cash equivalents available as of March 31, 2015 and subsequently received (See Note 10). Due to the Company’s continuing research and development activities, the Company expects to continue to incur net losses into the foreseeable future. In order to continue these activities, we may need to raise additional funds through future public or private debt and equity financings and/or strategic collaboration and licensing arrangements. Sufficient additional funding may not be available or be available on acceptable terms. If so, we may need to delay, reduce the scope of, and/or put on hold research and development activities while the Company seeks strategic alternatives.

Reverse Merger

On May 4, 2015, Regado Biosciences, Inc., a Delaware corporation (Regado), completed its business combination with Tobira Therapeutics, Inc. (Private Tobira) in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated as of January 14, 2015, as amended on January 23, 2015 (the Merger Agreement). See Note 10.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) and requirements set forth by the Securities and Exchange Commission (SEC) for interim reporting. As permitted under these rules, certain footnotes or other financial information normally required by GAAP may be condensed or omitted. These financial statements have been prepared on the same basis as the Company’s annual financial statements and, in the opinion of management, reflect all adjustments including normal and recurring adjustments which the Company considers necessary for the fair presentation of financial information. The results of operations and comprehensive loss for the three months ended March 31, 2015 are not necessarily indicative of expected results for the full fiscal year or any other future period. The condensed balance sheet as of December 31, 2014 has been derived from audited financial statements but does not include all information required by U.S. GAAP for complete financial statements.

The accompanying unaudited condensed financial statements and notes should be read in conjunction with the audited financial statements and accompanying notes for the year ended December 31, 2014 included in the definitive proxy statement relating to the Reverse Merger between Regado Biosciences, Inc. and Tobira Therapeutics, Inc. filed on March 24, 2015 with the SEC pursuant to Section 14(a) of the Securities Exchange Act of 1934.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make informed estimates and assumptions that affect the reported amounts of assets, liabilities and expenses and the disclosure of contingent assets and liabilities in the Company’s financial statements and accompanying notes. The most significant estimates in the Company’s financial statements relate to the valuation of preferred stock warrants, equity awards and clinical trial accruals. Although these estimates are based on the Company’s knowledge of current events and actions it may undertake in the future, actual results may ultimately materially differ from these estimates and assumptions.

Reverse Stock Split

On July 28, 2014, the Company effected a 1–26.4065866 reverse stock split of the Company’s common stock, convertible preferred stock, preferred stock warrants and options for common stock. The par value was not adjusted as a result of the reverse stock split.

On February 23, 2015, in connection with the reverse stock split on July 28, 2014, the Company filed a correction to its amended articles of incorporation to effect a reverse stock split of its authorized shares of common stock, Series A preferred stock and Series B preferred stock.

As a result of both events noted above, the accompanying condensed financial statements and notes to the condensed financial statements give retroactive effect to the reverse split for all periods presented.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase as cash equivalents. Cash and cash equivalents primarily represent funds invested in readily available checking and saving accounts, and funds that invest in securities issued or guaranteed as to the principal and interest by the U.S. government. Cash and cash equivalents are recorded at face value or cost, which approximates fair market value. At times, the Company has cash and cash equivalents deposited at financial institutions in excess of federally insured deposit limits. Cash is held on deposit in major financial institutions and is subject to minimal credit risk.

Fair Value of Financial Instruments

Financial assets and liabilities are recorded at fair value. The carrying amounts of certain of our financial instruments, including cash equivalents, accounts payable and accrued expenses, approximate their fair value due to their short term maturities. Based on prevailing borrowing rates available to the Company for loans with similar terms, the Company believes that the fair value of long-term debt approximates its carrying value. The carrying amount of the warrant liability represents its fair value.

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants.

The Company values its assets and liabilities based on observable market prices or inputs. If observable prices or inputs are not available, fair values are measured using unobservable inputs based on the Company’s own assumptions about what market participants would use to price the asset or liability.

Fair value measurements are classified within one of three levels in a valuation hierarchy based upon the observability of significant inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical unrestricted assets or liabilities;

•	Level 2 inputs for similar assets and liabilities in active markets other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability; and

•	Level 3 inputs that are significant to the fair value measurement and unobservable (i.e. supported by little or no market activity), which require the reporting entity to develop its own valuation techniques and assumptions.

Preferred Stock Warrants

The Company has issued freestanding warrants to purchase shares of its convertible preferred stock. The Company accounts for its warrants as either equity or liabilities based upon the characteristics and provisions of each instrument. The warrants are recorded as a liability on the Company’s balance sheet at their fair value on the date of issuance and are revalued at each subsequent balance sheet date, with fair value changes recognized as increases or reductions to other income (expense), net in the accompanying condensed statements of operations and comprehensive loss. The warrant liabilities will continue to be re-measured to fair value until such time as the warrants are no longer outstanding or the underlying securities into which the warrants are exercisable no longer contain deemed liquidation provisions that are outside the control of the Company. The Company estimates the fair value of these liabilities using option pricing models and assumptions that are based on the individual characteristics of the warrants or instruments on the valuation date, as well as assumptions for expected volatility, expected life, expected yield, and risk-free interest rate.

Research and Development Expenses

Research and development expenses consist primarily of fees paid to contract research organizations (CROs) and other vendors for clinical, non-clinical and manufacturing services, salaries and related overhead expenses, consultant expenses, costs related to acquiring manufacturing materials and costs related to compliance with regulatory requirements.

The Company recognizes research and development expenses as incurred, typically estimated based on an evaluation of the progress to completion of specific tasks using data such as patient enrollment, clinical site activations, manufacturing steps completed, or information provided by vendors on their actual costs incurred. The Company determines the estimates by reviewing contracts, vendor agreements and purchase orders, and through discussions with internal clinical personnel and external service providers as to the progress or stage of completion of trials or services and the agreed-upon fee to be paid for such services. These estimates are made by the Company as of each balance sheet date based on facts and circumstances known to the Company at that time. If the actual timing of the performance of services or the level of effort varies from the estimate, the Company will adjust the estimate accordingly. Nonrefundable advance payments for goods and services, including fees for process development or manufacturing and distribution of clinical supplies that will be used in future research and development activities, are capitalized as prepaid expenses and recognized as expense in the period that the related goods are consumed or services are performed.

The Company may pay fees to third-parties for clinical, non-clinical and manufacturing services that are based on contractual milestones that may result in uneven payment flows. There may be instances in which payments made to vendors will exceed the level of services provided and result in a prepayment of the research and development expense.

Stock-Based Compensation Expense

For stock options granted to employees, the Company recognizes compensation expense for all stock-based awards based on the grant-date estimated fair value. The value of the portion of the award that is ultimately expected to vest is recognized as expense ratably over the requisite service period. The fair value of stock options is determined using the Black-Scholes option pricing model net of estimated forfeitures. The determination of fair value for stock-based awards on the date of grant using an option pricing model requires management to make certain assumptions regarding a number of complex and subjective variables.

Stock-based compensation expense related to stock options granted to nonemployees is recognized based on the fair value of the stock options, determined using the Black-Scholes option pricing model, as they are earned. The awards generally vest over the time period the Company expects to receive services from the non-employee. Stock options granted to non-employees are subject to periodic revaluation over their vesting terms.

Net Loss Per Share

Basic net loss per common share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period, without consideration for potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares and potentially dilutive securities outstanding for the period determined using the treasury-stock and if-converted methods. The calculation of diluted loss per share also requires that, to the extent the average market price of the underlying shares for the reporting period exceeds the exercise price of the warrants and the presumed exercise of such securities are dilutive to earnings (loss) per share for the period, adjustments to net income or net loss used in the calculation are required to remove the change in fair value of the warrants for the period. Likewise, adjustments to the denominator are required to reflect the related dilutive shares. For purposes of the diluted net loss per share calculation, convertible preferred stock, convertible notes and accrued interest, stock options and preferred stock warrants are considered to be potentially dilutive securities and are excluded from the calculation of diluted net loss per share because their effect would be anti-dilutive. Therefore, basic and diluted net loss per share was the same for the periods presented due to the Company’s net loss position.

The following table sets forth the outstanding potentially dilutive securities that have been excluded in the calculation of diluted net loss per share because including such would be anti-dilutive (in common stock equivalent shares):

	Three Months Ended March 31,
	2015	2014
Convertible preferred stock	3,946,624	3,856,791
Warrants to purchase preferred stock	630,663	594,456
Common stock options	776,636	401,392
Convertible notes	3,301,636	2,222,700

Total	8,655,559	7,075,339

Recent Accounting Pronouncements

In April 2015, the FASB issued ASU 2015-03, Interest — Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03. ASU 2015-03 amends the presentation of debt issuance costs as a direct deduction from the face amount of a liability rather than an asset. Amortization of debt issuance costs is to be reported as interest expense. Additionally, amortization of a discount or premium is to be reported as interest expense in the case of liabilities or interest income in the case of assets. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2015 and interim periods within those fiscal years. For all other entities, the guidance is effective for fiscal years beginning after December 15, 2015 and interim periods with fiscal years beginning after December 15, 2016. Earlier adoption of the amendments is permitted for financial statements that have not been previously issued, and the new guidance shall be applied retrospectively to comparative balance sheets presented. The Company expects to adopt this guidance for its 2016 fiscal year commencing on January 1, 2016 and does not expect adoption to have a material impact on its financial statements.

In August 2014, the Financing Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which requires management to evaluate, in connection with preparing financial statements for each annual and interim reporting period, whether there are conditions or events, considered in the aggregate, that raise substantial doubt about an entity’s ability to continue as a going concern within one year after the date that the financial statements are issued and provide related disclosures. This guidance is effective for annual periods ending after December 15, 2016, and, as such, will be applicable to the Company in 2017. Early adoption is permitted. The Company does not expect this standard to have a material impact on its financial statements.

3.	FAIR VALUE MEASUREMENTS

The following tables and disclosure present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis as of March 31, 2015 and December 31, 2014 and indicate the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value (in thousands):

	As of March 31, 2015
	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents	$12,050	$—	$—	$12,050

Total	$12,050	$—	$—	$12,050

Liabilities
Preferred stock warrant liabilities	$—	$—	$424	$424

Total	$—	$—	$424	$424

	As of December 31, 2014
	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents	$4,800	$—	$—	$4,800

Total	$4,800	$—	$—	$4,800

Liabilities
Preferred stock warrant liabilities	$—	$—	$2,460	$2,460

Total	$—	$—	$2,460	$2,460

The carrying amounts of the Company’s financial instruments, including cash, restricted cash, deposits, accounts payable, and accrued expenses and other liabilities, approximate fair value due to their short maturities. The Company’s lease obligation, term loan and convertible notes have fair values that approximate their carrying value based on prevailing borrowing rates available to the Company for loans with similar terms. Financial assets and liabilities, which are measured or disclosed at fair value on a recurring basis and are classified within the Level 3 designation, consist of preferred stock warrant liabilities. None of the Company’s non-financial assets or liabilities is recorded at fair value on a non-recurring basis for the periods presented. There were no transfers between levels within the fair value hierarchy during the periods presented.

The following table provides a reconciliation of liabilities measured at fair value using Level 3 significant unobservable inputs (in thousands):

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
Balance, beginning of period	$2,460	$2,773
Issuance of preferred stock warrants	—	868
Reclassification of stock award liability from equity upon modification	—	399
Reclassification of stock award liability to equity upon expiration	—	(299)
Change in fair value of stock award liability	—	(107)
Change in fair value of preferred stock warrant liabilities (a)	(2,036)	(1,181)

Balance, end of period	$424	$2,460

(a)	Changes in fair value of the preferred stock warrant liabilities are recorded in other income (expense), net on the Statements of Operations and Comprehensive Loss.

The significant unobservable inputs used to determine the fair value of preferred stock warrant liabilities using an option-pricing model and the weighted average assumptions used in determining the fair value of the outstanding preferred stock warrant liabilities were as follows:

	As of March 31, 2015	As of December 31, 2014
Risk-free interest rate	1.34%	0.13%
Expected dividend yield	—%	—%
Expected price volatility	66%	107%
Expected term (in years)	4.8	0.8

The details of the preferred stock warrants outstanding as of March 31, 2015 and December 31, 2014 and the fair values on date of issuance are provided in Note 5.

4.	ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consist of the following (in thousands):

	As of March 31, 2015	As of December 31, 2014
Clinical trial expenses	$1,832	$478
Research and development	574	235
Compensation expense	495	928
Professional services	677	709
Loan interest	4,875	4,153

Total accrued expenses and other liabilities	$8,453	$6,503

5.	DEBT AND PREFERRED STOCK WARRANTS

2010 Convertible Notes

During March and July 2010, the Company issued convertible notes (the 2010 Notes) in aggregate principal amount of $9.0 million. The 2010 Notes were due and payable one year after the issuance date, if not converted, and accrued interest at a rate of 8% per annum. In conjunction with the issuance of the 2010 Notes, the Company issued to the holders of the 2010 Notes freestanding warrants to purchase 68,961 Series B preferred stock (the 2010 Warrants), which are contingently exercisable upon satisfaction of certain conditions.

In August 2010, the outstanding principal and accrued and unpaid interest on the 2010 Notes were converted into 634,472 shares of Series B preferred stock. In addition, the 2010 Warrants became exercisable at an exercise price of $14.50 per share. As of March 31, 2015, none of these warrants have been exercised.

2012 and 2013 Convertible Notes

On July 30, 2012, the Company entered into a Note and Warrant Purchase Agreement (the 2012 Convertible Note Agreement) for the issuance of convertible notes up to an aggregate principal amount of $17.0 million. In a first closing, the Company issued convertible notes for a principal amount of $10.0 million (the July 2012 Notes). The July 2012 Notes accrue interest at a rate of 8% per annum compounded annually and mature upon the earlier of July 30, 2013 or the date of the Company’s next equity financing with gross proceeds of not less than $10.0 million (the Next Equity Financing). The principal and accrued and unpaid interest on the July 2012 Notes are automatically convertible into the same securities to be sold at the Next Equity Financing at a price equal to the price of the securities issued in such Next Equity Financing. If the Next Equity Financing has not occurred, the July 2012 Notes provide that upon the Company’s initial public offering or certain corporate transactions, as defined in the 2012 Convertible Note Agreement, a majority of the principal amount of the July 2012 Notes (the Majority Note Holders) may elect to convert the principal and accrued and unpaid interest in the July 2012 Notes into shares of Series B preferred stock at $14.50 per share, subject to adjustment for stock splits, recapitalization and certain other events, or elect to have the principal and accrued and unpaid interest be repaid in full.

On January 22, 2013, the Company issued the remaining $7.0 million principal amount of convertible notes in a subsequent closing pursuant to the terms of the 2012 Convertible Note Agreement (the January 2013 Notes). The January 2013 Notes held consistent terms with the July 2012 Notes.

The July 2012 Notes and the January 2013 Notes matured on July 30, 2013 but were not repaid or converted pursuant to the original terms of the 2012 Convertible Note Agreement. On October 29, 2013, the Company amended the 2012 Convertible Note Agreement to increase the principal amount of convertible notes issuable under this agreement to an aggregate of $22.0 million and issued an additional principal amount of $5.0 million (the October 2013 Notes). The October 2013 Notes held consistent terms with the July 2012 Notes and the January 2013 Notes, with the exception of the maturity date which was September 30, 2014.

The amendment to the 2012 Convertible Note Agreement also provided that the maturity dates for the July 2012 Notes and January 2013 Notes were extended to September 30, 2014. The maturity extension was accounted by the Company as a debt modification. Under the modification accounting guidance, if the present value of the cash flows under the terms of a new debt instrument is less than ten percent different from the present value of the remaining cash flows under the terms of the original instrument, the modification is deemed to have been accomplished with debt instruments that are not substantially different. The Company determined that the present value of the July 2012 Notes and the January 2013 Notes prior to and after the October 2013 amendment were not substantially different and, therefore, determined a new effective interest rate of 16% as of the modification date based on the carrying amount of the original debt instrument and the revised cash flows. No fees or other consideration was paid to the note holders by the Company related to this maturity extension. All costs incurred with third parties directly related to the maturity extension were expensed as incurred.

On September 10, 2014 the Company amended the 2012 Convertible Note Agreement to extend the maturity date of the July 2012, January 2013, and October 2013 Notes from September 30, 2014 to March 18, 2015. No fees or other consideration was paid to the note holders by the Company related to the maturity extension. The Company determined a concession had been made and as such accounted for the change as a troubled debt restructuring with the impact reflected on a prospective basis from the date of the amendment.

March 2014 Convertible Notes

On March 18, 2014, the Company entered into a Note and Warrant Purchase Agreement (the 2014 Convertible Note Agreement) with the same investors as those described above, for the issuance of convertible notes for $8.0 million (the March 2014 Notes, and together with the July 2012, January 2013 and October 2013 Notes, the Convertible Notes). The March 2014 Notes held consistent terms with the 2012 Convertible Note Agreement and the July 2012, January 2013 and October 2013 Notes, as amended.

On January 24, 2015, the Company amended the 2012 Convertible Note Agreement and the 2014 Convertible Note Agreement to extend the maturity date of the Convertible Notes from March 18, 2015 such that they mature on the earlier of the completion of the Merger (see Note 10) or the Next Equity Financing. No fees or other consideration was paid to the note holders by the Company related to the maturity extension. The Company determined a concession had been made and as such accounted for the change as a troubled debt restructuring with the impact reflected on a prospective basis from the date of the amendment.

On January 24, 2015, the holders of the Convertible Notes elected to convert the principal and accrued and unpaid interest into shares of Series B preferred stock at $14.50 per share, subject to adjustment for stock splits, recapitalization and certain other events upon the completion of the Merger, which occurred on May 4, 2015 (see Note 10).

March 2015 Convertible Notes

On March 6, 2015, the Company entered into a Note Purchase Agreement (the 2015 Convertible Note Agreement) for the issuance of convertible notes for $13.0 million (the March 2015 Notes) of which $6.0 million in proceeds was received from existing investors. The March 2105 Notes accrue interest at a rate of 8% per annum compounded annually and mature upon the earlier of March 6, 2016 or the date of the Company’s Next Equity Financing. Upon close of the Merger, the principal and accrued interest automatically convert into shares of common stock at the company stipulated value as defined in the Merger Agreement. If the Merger Agreement is terminated pursuant to Article 7, the principal and unpaid accrued interest may be converted at the option of the each note holder into shares of Series B preferred stock at $14.50 per share. If the Merger Agreement is terminated and the note holder has not elected conversion, the principal and accrued and unpaid interest are automatically convertible into the same securities to be sold at the Next Equity Financing at a price equal to the price of the securities issued in such Next Equity Financing. If the Next Equity Financing has not occurred, the March 2015 Notes provide that upon the Company’s initial public offering or certain corporate transactions, as defined in the 2015 Convertible Note Agreement, a majority of the principal amount of the March 2015 Notes may elect to convert the principal and accrued and unpaid interest into shares of Series B preferred stock at $14.50 per share, subject to adjustment for stock splits, recapitalization and certain other events, or elect to have the principal and accrued and unpaid interest be repaid in full.

Preferred Stock Warrants

In connection with the issuance of the Convertible Notes, the Company issued to the holders of the Convertible Notes warrants equal to 25% of the principal amount of the Convertible Notes (the Warrant Coverage Amount). The warrants are exercisable for shares of the equity security sold at the Next Equity Financing or for shares of Series B preferred stock in the event of certain corporate transactions, an initial public offering, or on or before the maturity date if the Next Equity Financing has not occurred. The number of warrants exercisable is determined by dividing the Warrant Coverage Amount by either (i) the per share price of the Next Equity Financing in the event of the Next Equity Financing or (ii) $14.50, subject to adjustment for stock splits, recapitalization and certain other events in the event of a corporate transaction, the Company’s initial public offering or at the maturity date. The warrants expire seven years from their date of issuance and will also expire if unexercised prior to the completion of certain corporate transactions or the Company’s initial public offering.

There were no warrants issued in connection with the March 2015 Convertible Notes.

The Company accounts for the warrants to purchase shares of convertible preferred stock issued in connection with the Convertible Notes as liabilities. The Company will continue to adjust the liability for changes in fair value of these warrants until the earlier of: (1) exercise of warrants; (2) expiration of warrants; (3) a corporate transaction as defined in the 2012 Convertible Note Agreement; or (4) the consummation of the Company’s initial public offering, at which time the liability will be reclassified to stockholders’ equity (deficit).

The estimated fair value of the warrants at issuance was determined using an option price model and key assumptions including the probabilities of liquidity scenarios, enterprise value, time to liquidity, risk-free interest rates, discount for lack of marketability and volatility. At execution of the 2012 Convertible Note Agreement, and the first closing of the July 2012 Notes, the Company considered the subsequent closing of the additional $7.0 million from the January 2013 Notes and warrants issuance to be probable. As a result and in accordance with authoritative guidance, the Company accounted for the warrants for both the July 2012 and January 2013 Notes upon issuance of the July 2012 Notes. The fair value of the Warrants and key valuation assumptions on the date of issuance were as follows (in thousands):

	Fair Value at Issuance	Risk-Free Interest Rate	Expected Volatility	Expected Term (in Years)
July 2012 / January 2013	$1,986	0.18%	85%	0.9
October 2013	$570	0.11%	93%	0.9
March 2014	$619	0.07%	111%	0.5

On January 24, 2015, the holders of preferred stock warrants issued in connection with the Convertible Notes elected to net exercise their warrants upon closing of the Merger.

As a result of the issuance of the July 2012 and October 2013 Notes, the Company recorded a beneficial conversion feature equal to the difference between the conversion price, assuming the notes convert into Series B preferred stock at $14.50 per share, and the fair value of the underlying preferred stock into which the Convertible Notes may be converted. The intrinsic value of this beneficial conversion feature was recorded by the Company as a debt discount and is amortized over the original debt repayment period utilizing the effective interest method. For the July 2012 and October 2013 Notes, the intrinsic value of the beneficial conversion feature recorded was $1.1 million and $1.1 million, respectively. Upon the occurrence of the contingent event underlying the conversion options, the Company may recognize a charge based on the difference, if any, between the actual conversion price and the fair market value of the preferred stock at the original issuance date of the July 2012 and October 2013 Notes. The January 2013 Notes did not contain a beneficial conversion feature as the difference between the conversion price, assuming such notes convert into Series B preferred stock at $14.50 per share, and the fair value of the underlying preferred stock was not beneficial to the investor on the issuance date. Further, the Company evaluated the July 2012 Notes, January 2013 Notes and October 2013 Notes in accordance with accounting guidance for derivatives and determined there was de minimis value to the embedded conversion features at issuance and at each subsequent reporting date through March 31, 2015.

The March 2014 Notes did not contain a beneficial conversion feature as the difference between the conversion price, assuming such notes convert into Series B preferred stock at $14.50 per share, and the fair value of the underlying preferred stock was not beneficial to the investor on the issuance date. Additionally, the Company evaluated and did not identify any further embedded redemption and conversion features within the March 2014 Notes requiring bifurcation and valuation as derivatives.

The March 2015 Notes did not contain a beneficial conversion feature as the difference between the conversion price, assuming such notes convert into Series B preferred stock at $14.50 per share, and the fair value of the underlying preferred stock was not beneficial to the investor on the issuance date. Upon the occurrence of a contingent event underlying the conversion options, the Company may recognize a charge based on the difference, if any, between the actual conversion price and the fair market value of the stock at the original issue date. Additionally, the Company evaluated and did not identify any further embedded redemption and conversion features within the March 2015 Notes requiring bifurcation and valuation as derivatives.

Interest expense was comprised of the following (in thousands):

	Three Months Ended March 31,
	2015	2014
Stated interest	$721	$480
Amortization of debt discount	$150	$183
Amortization of beneficial conversion feature	$24	$325

The aggregate unamortized debt discount and beneficial conversion feature related to the Convertible Notes was $0.1 million and $0.2 million as of March 31, 2015 and December 31, 2014, respectively.

Oxford Finance Term Loan and Preferred Stock Warrants

On June 30, 2014, the Company entered into an aggregate $15.0 million, four year term loan facility with Oxford Finance (the Loan). The Loan bears interest at a fixed rate of 6.954% per annum with interest only payments through December 31, 2015 followed by 30 equal payments of principal and interest until maturity at June 1, 2018. At the time of final payment, the Company is required to pay an exit fee of 4% of the original principal balance of the loan, which the Company recorded as a liability and debt discount at the origination of the Loan. In addition, the Company incurred loan origination fees of $0.1 million which were recorded as a loan discount and debt issuance costs of $0.1 million which were recorded as a deferred asset.

In connection with the Loan, the Company granted a security interest in all of its assets, except intellectual property, provided that a judicial authority could require the Company’s intellectual property to be part of the collateral package to the extent necessary to satisfy repayment if the company’s other secured assets are insufficient. The Loan prevents the Company from issuing dividends and contains customary affirmative and negative covenants. At March 31, 2015, the Company was in compliance with all loan covenants.

The Company is permitted to make voluntary prepayments of the Loan with a prepayment fee equal to (i) 3% of the loan prepaid during the first 12 months (ii) 2% of the term loan prepaid in months 13-24 and (iii) 1% of the loan thereafter. The Company is required to make mandatory prepayments of the outstanding loan upon the acceleration by the lenders following the occurrence of an event of default, along with a payment of the final payment, the prepayment fee and any other obligations that are due and payable at the time of prepayment.

In connection with the Loan, the Company issued warrants to the lenders to purchase an aggregate of 36,207 of Series B preferred stock at a purchase price of $14.50 per share, subject to adjustments for stock splits, recapitalizations, and certain other events. The warrants are immediately exercisable and expire on June 30, 2021. The warrants have not been exercised as of March 31, 2015. The Company accounts for these warrants as a liability as the underlying instrument into which the warrant is exercisable contains deemed liquidation provisions that are outside the control of the Company. The warrant liability is revalued to fair value at each reporting period.

The estimated fair value of the warrant at issuance was $0.2 million, which was recorded as a debt discount. The fair value of the warrants at issuance was determined using an option pricing model using the following assumptions: expected term of 0.5 years, risk free interest rate of 0.07% and expected volatility of 107%.

The Company evaluated the Loan in accordance with accounting guidance for derivatives and determined there was de minimis value to the identified derivative features at issuance and at subsequent reporting periods.

The Company accounts for the debt discount and deferred asset utilizing the effective interest method. The Company recorded interest expense and amortization of the debt discount of $0.1 million for the three months ended March 31, 2015.

Long-term debt and unamortized discount balances are as follows (in thousands):

	As of March 31, 2015	As of December 31, 2014
Face value of term loan	$15,000	$15,000
Exit fee	600	600
Unamortized debt discount associated with issuance of preferred stock warrants, exit fee, and loan origination fees	(735)	(811)

Term loan, net	$14,865	$14,789

Future minimum payments under the term loan are as follows (in thousands):

Year ending December 31,
2015 (remaining nine months)	$782
2016	6,554
2017	6,554
2018	3,877

Total future minimum payments	17,767
Less: unamortized interest	(2,167)
Less: exit fee	(600)

Present value of loan payments	$15,000

6.	CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

Convertible Preferred Stock

The Company’s convertible preferred stock has been classified as temporary equity on the accompanying condensed balance sheets in accordance with authoritative guidance. The preferred stock is not redeemable; however, upon certain change in control events that are outside of the Company’s control, including liquidation, sale or transfer of control of the Company, holders of the convertible preferred stock may have the right to receive its liquidation preference under the terms of the Company’s certificate of incorporation.

On January 24, 2015, the preferred stockholders elected automatic conversion of all outstanding preferred stock, including those shares of preferred stock resulting from the conversion of the Convertible Notes and the March 2015 Notes, into the Company’s common stock upon the completion of the Merger, which occurred on May 4, 2015 (See Note 10) and waived any other conversion requirements under the terms of the Company’s certificate of incorporation.

7.	STOCK-BASED COMPENSATION EXPENSE

The following table summarizes stock option activity under the Company’s stock-based compensation plan during the three months ended March 31, 2015:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (in Years)	Weighted- Average Grant Date Fair Value
Outstanding at December 31, 2014	776,636	$6.57	8.72
Granted	—	—		—
Exercised	—	—
Canceled	—	—

Outstanding at March 31, 2015	776,636	$6.57	8.47
Vested and expected to vest at March 31, 2015	746,462	$6.30
Vested and exercisable at March 31, 2015	289,032	$5.76

As of March 31, 2015 and December 31, 2014, the total fair value of vested options was $2.0 million and $1.3 million, respectively. Under our stock-based compensation plan, option awards generally vest over a four-year period contingent upon continuous service and expire ten years from the date of grant (or earlier upon termination of continuous service). The fair value-based measurement of each option is estimated on the date of grant using the Black-Scholes option valuation model.

Stock-based compensation expense related to options granted was recorded as follows (in thousands):

	Three Months Ended March 31,
	2015	2014
Research and development	$33	$59
General and administrative	197	85

Total	$230	$144

8.	COMMITMENTS AND CONTINGENCIES

On February 2, 2015, a purported stockholder of Regado filed a putative class-action lawsuit (captioned Maiman v. Regado Biosciences, Inc., C.A. No. 10606-CB) in the Court of Chancery for the State of Delaware (the Court), challenging the proposed stock-for-stock Merger of Regado with Tobira (Proposed Merger). On February 25, 2015, a second, related putative class action (captioned Gilboa v. Regado Biosciences, Inc., C.A. No. 10720-CB) was filed in the Court challenging the Proposed Merger. On May 4, 2014, the Proposed Merger was consummated and Tobira became a wholly-owned subsidiary of Regado and changed its name to Tobira Development Inc. (Private Tobira).

The complaints name as defendants: (i) each member of Regado’s Board of Directors, (ii) Regado, (iii) Private Tobira, and (iv) Landmark Merger Sub Inc. Plaintiffs allege that Regado’s directors breached their fiduciary duties to Regado’s stockholders by, among other things, (a) agreeing to merge Regado with Private Tobira for inadequate consideration, (b) implementing a process that was distorted by conflicts of interest, and (c) agreeing to certain provisions of the Merger Agreement that are alleged to favor Private Tobira and deter alternative bids. Plaintiffs also generally allege that the entity defendants aided and abetted the purported breaches of fiduciary duty by the directors. On March 25, 2015, the Court consolidated the two actions and assigned lead counsel for plaintiffs (captioned In re Regado Biosciences, Inc. Stockholder Litigation, Consolidated C.A. No. 10606-CB). On March 27, 2015, plaintiffs filed a consolidated amended complaint, a motion for expedited proceedings and a motion for preliminary injunction. On April 20, 2015, the parties agreed in principle to resolve the litigation (subject to approval by the Court) and signed a memorandum of understanding setting forth the terms of a proposed settlement to provide additional disclosures related to the Merger Agreement and cover Court awarded fees. On April 23, 2015, as part of the proposed settlement, Regado provided additional disclosures to its stockholders. As of March 31, 2015, the Company has accounted this matter as a contingency because it is unable to reasonably estimate an amount and/or a range of loss until the Company is made aware of Court fees awarded to the plaintiffs under the proposed settlement, if any, as administered under settlement law.

9.	TAKEDA LICENSE

In August 2007, as amended in November 2009, the Company entered into an exclusive license agreement with Takeda Pharmaceutical Company Limited (Takeda). The license provides the Company with the worldwide right to manufacture, develop and commercialize cenicriviroc and TAK-220. Under this agreement, through March 31, 2015, the Company paid to Takeda an upfront license fee of $3.0 million which was expensed to research and development. Additionally, the Company is obligated to pay to Takeda up to $102.0 million in the aggregate in development and sales milestones. The Company is also obligated to pay to Takeda tiered royalties based on aggregate annual net sales of all licensed products from the high single digit to the low double digit percentage of net sales, subject to certain reductions and exceptions. The Company’s obligation to pay royalties to Takeda expires on a country-by-country basis on the later of either expiration of the last to expire patent assigned to the Company under the agreement, or the earlier of the twelfth anniversary of the first commercial sale of the product or one or more generic versions of the product achieving a certain market share in such country.

10.	SUBSEQUENT EVENTS

The Company’s management has evaluated events and transactions that occurred after March 31, 2015 through June 2, 2015, the date at which the accompanying condensed financial statements were available to be issued. Management determined that no material subsequent events have occurred during that period that would require the Company to either recognize the financial impact of such events in the accompanying condensed financial statements or disclose any such events to ensure the condensed financial statements are not misleading, except as disclosed below.

On May 4, 2015, Regado completed its business combination with Private Tobira in accordance with the terms of the Merger Agreement, by and among Regado, Landmark Merger Sub Inc., Private Tobira, and Brent Ahrens, as the Company’s stockholders’ agent. On May 4, 2015, pursuant to the Merger Agreement, the Merger Subsidiary merged with and into Private Tobira, with Private Tobira surviving the merger and becoming a wholly owned subsidiary of Regado (the Merger). In connection with the Merger, the name of the surviving corporation was changed to Tobira Development, Inc. Regado changed its name to Tobira Therapeutics, Inc. and effected a one for nine reverse stock split. For accounting purposes, Private Tobira is considered the acquiring company in the Merger. The Company is currently evaluating the impact of the purchase accounting for this business combination and expects to complete its analysis and record the transaction in its June 30, 2015 financial statements.

In connection with the Merger, each outstanding share of Private Tobira common stock, including shares issued immediately prior to the Merger related to the conversion of principal and interest due and payable by Private Tobira under its Convertible Notes and March 2015 Notes, as well as the net exercise of the associated warrants to purchase Private Tobira common stock, was canceled and automatically converted into and became the right to receive approximately 1.4302 shares of Regado common stock. Additionally, each outstanding vested and unvested option to purchase Private Tobira common stock as well as warrants to purchase Private Tobira common stock were converted into an option or warrant, as applicable, to purchase common stock of Regado, as renamed to Tobira.

Immediately following the Merger, Regado entered into a Purchase Agreement with certain stockholders of Private Tobira and certain other accredited investors which provided for the sale and issuance of 2,542,365 shares of Regado common stock at $10.62 per share for a total financing of $27.0 million. Following the financing, the reverse stock split and the merger, the combined company has approximately 17.4 million shares of common stock outstanding.

In conjunction with the Merger, Tobira Therapeutics, Inc. pledged its outstanding securities as collateral for the term loan with Oxford Finance.